Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca Location: 2nd Floor - 940 Blanshard Street Victoria BC 1 877 526-1526 Cover Sheet I-80 GOLD CORP. Confirmation of Service Form Filed: Notice of Change of Directors Date and Time of Filing: March 5, 2025 04:32 PM Pacific Time Name of Company: I-80 GOLD CORP. Incorporation Number: BC1274043 This package contains: • Certified Copy of the Notice of Articles Check your documents carefully to ensure there are no errors or omissions. If errors or omissions are discovered, please contact the Corporate Registry for instructions on how to correct the errors or omissions. Page: 1 of 1

BRITISH COLUMBIA | BC Registry Services

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard Street
Victoria BC
1 877 526-1526

CERTIFIED COPY
Of a Document filed with the Province of
British Columbia Registrar of Companies

T.K. SPARKS

# Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: March 5, 2025 04:32 PM Pacific Time

Incorporation Number: BC1274043

Recognition Date and Time: Incorporated on November 10, 2020 11:37 AM Pacific Time

## NOTICE OF ARTICLES

Name of Company:

I-80 GOLD CORP.

## REGISTERED OFFICE INFORMATION

| Mailing Address: | Delivery Address: |
|---|---|
| SUITE 2500 PARK PLACE<br>666 BURRARD STREET<br>VANCOUVER BC V6C 2X8<br>CANADA | SUITE 2500 PARK PLACE<br>666 BURRARD STREET<br>VANCOUVER BC V6C 2X8<br>CANADA |

## RECORDS OFFICE INFORMATION

| Mailing Address: | Delivery Address: |
|---|---|
| SUITE 2500 PARK PLACE<br>666 BURRARD STREET<br>VANCOUVER BC V6C 2X8<br>CANADA | SUITE 2500 PARK PLACE<br>666 BURRARD STREET<br>VANCOUVER BC V6C 2X8<br>CANADA |

Page: 1 of 3

DIRECTOR INFORMATION Last Name, First Name, Middle Name: Einav, Arthur Mailing Address: 291 GLENGROVE AVE W TORONTO ON M5N 1W3 CANADA Delivery Address: 291 GLENGROVE AVE W TORONTO ON M5N 1W3 CANADA Last Name, First Name, Middle Name: Clayton, Ron Mailing Address: 18124 WEDGE PARKWAY, #119 RENO NV 89511 UNITED STATES Delivery Address: 12050 HIGH VISTA DR. RENO NV 89511 UNITED STATES Last Name, First Name, Middle Name: Bellissimo, Eva Mailing Address: 23 ELMSTHORPE AVE. TORONTO ON M5P 2L5 CANADA Delivery Address: 23 ELMSTHORPE AVE. TORONTO ON M5P 2L5 CANADA Last Name, First Name, Middle Name: Begeman, John Mailing Address: 10588 WHEATON ROAD RAPID CITY SD 57702 UNITED STATES Delivery Address: 10588 WHEATON ROAD RAPID CITY SD 57702 UNITED STATES Last Name, First Name, Middle Name: Seaman, John Mailing Address: 4087 BROAD OAKS DRIVE THUNDER BAY ON P7J 1A7 CANADA Delivery Address: 4087 BROAD OAKS DRIVE THUNDER BAY ON P7J 1A7 CANADA Last Name, First Name, Middle Name: Young, Richard Mailing Address: 100 KING ST W, SUITE 3400 TORONTO ON M5X 1A4 CANADA Delivery Address: 100 KING ST W, SUITE 3400 TORONTO ON M5X 1A4 CANADA Page: 2 of 3

Last Name, First Name, Middle Name: Joseph, Cassandra Mailing Address: 5460 GOLDENROD DR RENO NV 89511 UNITED STATES Delivery Address: 5460 GOLDENROD DR RENO NV 89511 UNITED STATES Last Name, First Name, Middle Name: McCarthy, Christina Mailing Address: 170 HIXON ROAD HAMILTON ON L8K 2C4 CANADA Delivery Address: 170 HIXON ROAD HAMILTON ON L8K 2C4 CANADA AUTHORIZED SHARE STRUCTURE 1. No Maximum Common Shares Without Par Value Without Special Rights or Restrictions attached _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ Page: 3 of 3